    UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

 (408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 29, 2012, the Company made available an investor presentation on the Company’s website at http://www.aemetis.com/investors, which the Company may continue to use from time to time in conversations with investors, strategic partners and analysts. A copy of the presentation is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

This presentation includes forward-looking statements regarding Aemetis’ anticipated advances in the Company’s innovative industrial biotechnology platform, the availability of suitable and cost-competitive feedstock, products intended for production from the Company’s technology platform and the commercial scale-up of this technology platform, the distribution infrastructure and services for the Company’s products, the timing and success of the Company’s joint ventures and strategic partnerships, and the ability of the Company to manage subsidiary operations.  These forward-looking statements are only predictions and involve risks and uncertainties such that actual results may vary significantly. The risks include, but are not limited to, the effect of the Company’s limited operating history, losses incurred to date, lack of business diversification, inability to execute on the Company’s business plan, the Company’s ability to increase the efficiency and scale of production, the Company’s ability to commence commercial sales of new products, the availability and price of the raw materials required by the Company for operations, and changes in government regulation. These forward-looking statements reflect beliefs, assumptions, estimates and predictions as of the original date of this presentation, and Aemetis expressly assumes no obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

The information in Item 7.01 and Item 9.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Business Summary, dated March 2012

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEMETIS, Inc.
Date: March 29, 2012	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer

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